Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BEIJING
HOUSTON, TEXAS	DALLAS
77002-4995	DUBAI
TEL +1	HONG KONG HOUSTON
713.229.1234	LONDON
FAX +1	MOSCOW
713.229.1522	NEW YORK
www.bakerbotts.	PALO ALTO
com	RIYADH
WASHINGTON
June 10, 2009
066821.0105
Noble Corporation (Cayman Islands)
Noble Drilling Corporation
Noble Holding International Limited
c/o Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed with the Securities and Exchange Commission (the “Commission”) by Noble Corporation, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), Noble Drilling Corporation, a Delaware corporation (“Noble Drilling”), and Noble Holding International Limited, a Cayman Islands exempted company limited by shares (“NHIL” and together with Noble-Cayman and Noble Drilling, the “Debt Issuers” and individually, a “Debt Issuer”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, (i) unsecured senior debt securities of Noble-Cayman and unsecured subordinated debt securities of Noble-Cayman (collectively, the “Noble-Cayman Debt Securities”); (ii) unsecured senior debt securities of Noble Drilling and unsecured subordinated debt securities of Noble Drilling (collectively, the “Noble Drilling Debt Securities”); and (iii) unsecured senior debt securities of NHIL and unsecured subordinated debt securities of NHIL (collectively, the “NHIL Debt Securities,” and together with the Noble-Cayman Debt Securities and the Noble Drilling Debt Securities, the “Debt Securities”), certain legal matters in connection with the Debt Securities are being passed upon for you by us.
     The Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to any such prospectus and pursuant to Rule 415 under the Act.
     Each series of Debt Securities may be issued pursuant to an indenture entered into or to be entered into between a Debt Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (each an “Indenture,” and collectively, the “Indentures”), as each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.
     In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and each form of Indenture filed as an exhibit to the Registration Statement, including each form of Debt Security filed as an exhibit to the Registration Statement. We have also examined originals, or copies certified or otherwise identified, of such corporate

June 10, 2009
records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to such opinions, we have relied upon certificates or comparable documents of public officials and of officers and representatives of one or more of the Debt Issuers. In connection with such opinions, we have assumed that:
a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

b)	a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;

c)	all Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

d)	the Board of Directors of each of the Debt Issuers, or, to the extent permitted by the laws of the Cayman Islands or Delaware, as applicable, and the articles of association, memorandum of association or other organizational documents, as the case may be, of the Debt Issuers, a duly constituted and acting committee thereof (such Board of Directors or committee of the applicable Debt Issuer being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Debt Securities to be issued by such Debt Issuer and any other Debt Securities to be issued by such Debt Issuer, issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Debt Securities and related matters;

e)	a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the relevant Debt Issuer and the other parties thereto (the “Underwriting Agreement”);

f)	all Debt Securities and any certificates in respect thereof will be delivered in accordance with the provisions of the applicable Underwriting Agreement authorized by the Board upon payment of the consideration therefor provided for therein; and

g)	in the case of Debt Securities of any series issuable by a Debt Issuer under an Indenture:

June 10, 2009
—	the Indenture will have been duly executed and delivered by the Debt Issuer and the trustee thereunder;

—	in accordance with the terms of the Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

—	the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

—	forms of Debt Securities, complying with the terms of the Indenture and evidencing such Debt Securities, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     Based upon and subject to the foregoing, we are of the opinion that the Debt Securities of each series will, when issued, constitute legal, valid and binding obligations of the Debt Issuer of such series, enforceable against such Debt Issuer in accordance with their respective terms, except as the enforceability thereof is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     The opinions set forth above are limited in all respects to matters of the law of the State of New York and applicable United States federal law.
     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.